LEASE ADDENDUM

THIS LEASE ADDENDUM (this “Addendum”) is entered into effective the 1st day of July 2012, by and between Oakley Ventures, LLC, a Colorado limited liability company (“Oakley”), and American Eagle Energy, a Nevada Corporation, successor in interest to Eternal Energy Corp., a Nevada Corporation (“Lessee”).

WHEREAS, Lessee is a party to that certain Colorado Shopping Center Lease dated December 05, 2008, by and between Lessee, as tenant, and Oakley, as landlord, pursuant to which Lessee has leased the Demised Premises at 2549 West Main Street, Ste 202, Littleton Colorado; and

WHEREAS, parties entered into a Lease Addendum dated and executed on September 20, 2011, with an effective date of October 1, 2011.

WHEREAS, parties desire to expand the square footage of the Lease pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

1.          Definitions. Any capitalized terms used but not otherwise defined in this Addendum shall have the meanings assigned to such terms in the Lease. For the purposes of this Addendum and all rights of the Lessor as set forth in the Lease, shall be referred to as the “Lessor”.

2.          Expansion. The Lease obligations will be amended to include the entire square footage of the second floor of 2549 West Main Street, Suites 201 (2087 sq. ft.) and 202 (3207 sq. ft.), for a total of 5294 square feet. An additional security deposit of Three Thousand Three Hundred and Four Dollars ($3,304.00) shall be paid by Lessee to Oakley.

3.          Base Rent. Notwithstanding any provision of the Lease to the contrary, the Base Rent payable by Lessee to Lessor for the Demised Premise from and after July 1, 2012 until December 31, 2014 shall be an amount equal to Two Hundred Sixty Seven Thousand Three Hundred Forty Seven Dollars ($267,347.00), which shall be payable by Lessee to Lessor in monthly installments pursuant to the terms of the Lease as follows:

Months	Sq. Ft. Cost	Monthly Payment
7/01/2012 - 12/31/2012	$19.00	$ 8,382.20 per month
1/01/2013 - 12/31/2013	$20.00	$ 8,823.30 per month
1/01/2014 - 12/31/2014	$21.00	$ 9,264.50 per month

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4.          Improvements and Repairs. Lessor agrees to reimburse Lessee for the annual cost of cleaning the carpets located within the Demised Premises.

5.         Notice. The notice provisions set forth in Paragraph 35 of the Lease are hereby amended to provide that the proper addresses for Lessor to be used for the purpose of notice pursuant to the Lease is as follows:

If to Lessor:	Oakley Ventures, LLC
c/o Highline Realty Partners, Inc.
Attn: Rees F. Davis, Jr.
3695 East Long Road
Greenwood Village, Colorado 80120

6.          Parking. Lessee and Lessee’s employees agree to adhere to a priority parking plan as follows:

First, to utilize the reserved north facing spaces in the parking lot commonly known as the Lilley Building parking lot.

Second, if the north facing spaces of Lilley are full, to utilize the middle section of spaces in the Lilley lot.

Lessor reserves the right to change or modify the priority parking if the Lilley lot becomes over-parked.

7.          Confidentiality Agreement. Per Exhibit A to Addendum as attached.

8.          Ratification. Except as modified by this Addendum and subject to the last sentence of this Section 6, all of the terms, covenants and conditions of the Lease are ratified and affirmed and shall remain in full force and effect. To the extent the terms and provisions of this Addendum modify or conflict with any term or provision of the Lease, the modifying or conflicting term and provision of this Addendum shall control in all respects, and the corresponding term and provision of the Lease shall be superseded to the extent of such modification or conflict.

9.          Entire Agreement. The Lease, including this Addendum, expresses the entire agreement of Lessor and Lessee. There are no other understandings, oral or written, which in any manner alter or enlarge its terms.

10.         Binding. This Addendum shall be binding upon and benefit the parties hereto and their successors and assigns.

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11.         Acceptance. This Addendum is offered for signature to Lessee, and it is understood that this Addendum shall not be binding upon Lessor unless and until Lessor shall have executed and delivered a fully-executed copy of this Addendum to Lessee.

12.         Execution. This Addendum may be executed in multiple counterparts. A fully-executed copy of this Addendum may be transmitted by facsimile or electronic mail, and such shall be deemed to be an original.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Addendum effective as of the date first set forth above.

LESSOR:

OAKLEY VENTURES, LLC,
a Colorado limited liability company

By:	/s/ Rees F. Davis, Jr.
Rees F. Davis, Jr., Manager

LESSEE:

AMERICAN EAGLE ENERGY CORP.,
a Nevada Corporation

By:	/s/ Brad Colby
Name:	Brad Colby
Title:	President & CEO

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